EXHIBIT 4.31

                          SECURITIES PURCHASE AGREEMENT

         Securities Purchase Agreement (the "Agreement"), dated effective as of March 24, 2000, by and among ValueStar Corporation, a Colorado corporation (the "Company"), and each of the purchasers set forth on the signature pages hereto (individually, a "Purchaser" and, collectively, the "Purchasers").

         WHEREAS, the Company proposes to issue and sell to the Purchasers for cash, or in exchange for cancellation or conversion of outstanding indebtedness, or in lieu of certain callable warrant proceeds, an aggregate maximum of 2,500,000 shares (individually, a "Share" and, collectively, the "Shares") of common stock, par value $0.00025 per share, of the Company (the "Common Stock") and warrants to purchase shares of Common Stock (as further described below); and

         WHEREAS, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Shares and the warrants that are being issued to the Purchasers pursuant to this Agreement.

         NOW THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

         1. Sale of Stock and Delivery of Warrants; Closing.

                  (a) Purchase and Sale. Subject to the terms and conditions hereof, the Company shall issue and sell to each of the Purchasers, and each Purchaser, severally, shall purchase from the Company, the number of Shares set forth opposite such Purchaser's name on Schedule 1 hereto at a purchase price of $5.85 per Share for an aggregate purchase price set forth on such Schedule 1. The Company shall deliver to each Purchaser warrants to purchase, at an exercise price of $5.85 per share, such number of shares of Common Stock set forth opposite such Purchaser's name on Schedule 1 hereto (the "Warrants"). The shares of Common Stock issued or issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." The number of Warrant Shares shall equal ten percent (10%) of the Shares of Common Stock purchased hereunder. The Warrants shall be in the form of Exhibit A hereto.

                  (b) First Closing. The first closing of the purchase and sale of the Shares and Warrants (the "First Closing") shall take place at the offices of Bay Venture Counsel, LLP, 1999 Harrison Street, Suite 1300, Oakland, CA 94556 at 10:00 A.M. on March 17, 2000, or such later date on which the conditions set forth in Sections 4(a) and 5(a) hereof shall have been satisfied or waived; provided, however, that the First Closing, in no event, shall occur later than March 22, 2000. The date of the First Closing shall be hereinafter referred to as the "First Closing Date".

                  (c) Second Closing. The Second Closing of the purchase and sale of the Shares and Warrants (the "Second Closing") shall take place at the offices of the Company, on or before April 4, 2000 such earlier date on which the conditions set forth in Section 4(b) and 5(b) hereof shall have been satisfied or waived, provided that:



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Purchasers participating in the Second Closing shall become a party to and agree to be bound by the provisions of this Agreement and each other Transaction Documents (as defined below). The date of the Second Closing shall be hereinafter referred to as the "Second Closing Date", the First Closing Date and the Second Closing Date are each referred to individually as a "Closing Date" and, collectively as the "Closing Dates".

                  (d) Delivery.  At each  Closing,  the Company shall deliver to each Purchaser a stock certificate representing the Shares purchased by such Purchaser and the Warrants to be delivered to such Purchaser, against payment of the purchase price therefor by check, payable to the order of the Company, by wire transfer of immediately available funds to the Company in accordance with the Company's wiring instructions, or by cancellation or conversion of indebtedness or in lieu of certain callable warrant proceeds, or some combination thereof. In addition, the Company shall deliver to each Purchaser such other agreements, documents and certificates as specified in this Agreement or as may reasonably be requested by such Purchaser.

         2. Representations and Warranties of Purchasers. Each of the Purchasers represents and warrants, severally, to the Company as follows:

                  (a) Authorization. The Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by the Purchaser will not conflict with any rule, regulation, judgment or agreement applicable to the Purchaser.

                  (b) Investment Purpose. The Purchaser is purchasing the Shares and acquiring the Warrants, and will purchase the Warrant Shares (together with the Shares and the Warrants, the "Securities"), for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act. The Purchaser understands that it must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.

                  (c) Reliance On Exemptions. The Purchaser understands that the Securities are being offered and sold in reliance upon specific exemptions from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

                  (d) Information. The Purchaser has been furnished all documents relating to the business, finances and operations of the Company which the Purchaser requested from the Company. The Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase the Shares and acquire the Warrants, and such questions have been answered to its satisfaction. However, neither the foregoing nor any other due diligence investigation conducted by the Purchaser or on its behalf shall limit, modify or affect the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchaser to rely thereon.



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                  (e)  Governmental  Review.  The Purchaser  understands that no
Federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  (f) Purchaser's Qualifications. The Purchaser is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act ("Regulation D"). The Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

                  (g) Restrictions on Transfer. The Purchaser understands that it may not transfer any of the Securities unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements are available under the Securities Act and applicable state securities laws. The Purchaser understands that certificates representing the Shares, the Warrants, the Warrant Shares and shares of Common Stock issued pursuant to Section 4 of this Agreement shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold under Rule 144 under the Securities
Act:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED
         UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES
         SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

         The Company shall be entitled to enter stop transfer notices on its stock books with respect to the Shares until the conditions as set forth in the legend above with respect to the transfer of such securities have been met.

                  (h) Residence. The Purchaser is a resident of the jurisdiction set forth under its name on the signature pages hereto.

                  (i) Investment Experience. The Purchaser has experience as an investor in securities of Internet - related and technology companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Purchaser also represents it has not been organized for the purpose of acquiring the Securities.



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         3.  Representations and Warranties of the Company.  Except as set forth on a Schedule of Exceptions attached hereto and incorporated herein by reference, the Company represents and warrants to each Purchaser as of the First Closing as follows:

                  (a) Corporate Existence and Authority.

                           (i) The Company (i) is a corporation  duly organized,
validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect in the business, assets, financial condition, results of operations, affairs or prospects of the Company of any of its subsidiaries (A "Material Adverse Effect"). The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement to which it is, or in connection with the transactions contemplated hereby, may become, a party.

                           (ii)  ValueStar,  Inc., a California  corporation and
wholly owned subsidiary of the Company (the "Subsidiary") (i) is a corporation duly organized, validly existing, and in good standing under the laws of California; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

                  (b) Financial Statements and Reports. The Company has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), as the case may be. The Company has delivered or made available to each Purchaser true and complete copies of
(i) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, (ii) its proxy statement relating to the Company's annual stockholders meeting held November 19, 1999, (iii) all other forms, reports, statements and documents filed by the Company with the SEC pursuant to the Exchange Act since June 30, 1999, and (iv) all reports, statements and other information provided by the Company to its stockholders since January 1, 1999 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Company included or incorporated by reference in the SEC Reports (including any such SEC Report filed after the date of this Agreement until the First Closing) were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 1999



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there has been no change in any of the  significant  accounting  (including  tax accounting) policies, practices, or procedures of the Company or any of its consolidated subsidiaries. The Company is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since June 30, 1999.

                  (c) Default. Except as disclosed on Schedule 3(c), neither the Company nor the Subsidiary is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default would cause a Material Adverse Effect. The Company is paying its debts as they become due.

                  (d) Authorization and Compliance with Laws and Material Agreements. Except as set forth on Schedule 3(d), the execution, delivery and performance by the Company of this Agreement have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Company and do not and will not violate any of the Company's Certificate of Designations, or the Company's Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. Except as set forth on Schedule 3(d), no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third person is or will be necessary for the execution, delivery or performance by the Company of this Agreement or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in
Schedule 3(d) have been obtained. The Company is not in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment or decree and is in full compliance with all applicable laws, regulations and rules where such violation would cause a Material Adverse Effect. All officers of the Company to the best of their knowledge have complied with all material applicable laws, regulations and rules in the course and scope of their employment with the Company.

                  (e) Litigation and Judgments. Except as disclosed on Schedule 3(e), there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or the Subsidiary, the outcome of which, in the reasonable judgment of the Company, is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against the Company or the Subsidiary having, or which is reasonably likely to have, a Material Adverse Effect.

                  (f)  Rights  in  Properties;  Liens.  Except as  disclosed  on
Schedule 3(f), the Company and the Subsidiary have good and marketable title to all properties and



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assets reflected on their balance sheets,  and none of such properties or assets is subject to any liens. The Company and the Subsidiary enjoy peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company and the Subsidiary have the right to use all of the patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights (the "Intellectual Property") necessary to their business as presently conducted, and to the knowledge of the Company and the Subsidiary, the Company's and the Subsidiary's use of the Intellectual Property does not infringe on the rights of any other person where such infringement would not have a Material Adverse Effect. To the best of the Company's knowledge, no other person is infringing the rights of the Company or the Subsidiary in any of the Intellectual Property. Neither the Company nor the Subsidiary owe any royalties, honoraria or fees to any person by reason of its use of the Intellectual Property.

                  (g) Enforceability. This Agreement, when delivered, shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (h) Taxes. Except as set forth on Schedule 3(h), the Company and the Subsidiary have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by the Company or the Subsidiary in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. Neither the Company nor the Subsidiary know of any pending investigation of the Company or the Subsidiary by any taxing authority or pending but unassessed tax liability of the Company or the Subsidiary, except as disclosed on Schedule 3(h). The Company and the Subsidiary have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither the Company nor the Subsidiary are a party to any tax-sharing agreement.

                  (i) Disclosure. No representation or warranty made by the Company in this Agreement or in any of the documents, instruments, or other information furnished to the Purchaser by the Company, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Company in this Agreement or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Company or any of its Subsidiaries that has not been disclosed in the documents provided to Purchaser.



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                  (j)  Subsidiaries  and  Capitalization.  The  Company  has  no
Subsidiaries, other than the Subsidiary. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Company on the First Closing Date is set forth on Schedule 3(j). No violation of any preemptive rights of shareholders of the Company has occurred by virtue of the transactions contemplated under this Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any person or group of persons any right to purchase or acquire shares of the Company's capital stock other than as set forth on Schedule 3(j).

                  (k) Current Locations. Schedule 3(k) identifies (a) the Company's principal place of business and chief executive office, (b) all the locations where the Company maintains any books or records relating to any of its assets, (c) all other locations where the Company has a place of business, and (d) each address where any of the Company's assets are located. Schedule 3(k) accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No person other than the Company has possession of any material amount of the assets of the Company except as disclosed on Schedule 3(k).

                  (l) Investment Company Act. Neither the Company, the Subsidiary nor any company controlling the Company or the Subsidiary is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (m) Public Utility Holding Company Act. Neither the Company nor the Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (n) Securities Laws. Assuming the truthfulness and accuracy of each Purchaser's representations and warranties in Section 2, the Company has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Securities.

                  (o) No Labor Disputes. Neither the Company nor the Subsidiary is involved in any labor dispute. The Company is not a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of the Company's or the Subsidiary's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

                  (p) Brokers. Except as described in Schedule 3(p), neither the Company nor any of its shareholders has dealt with any broker, finder, commission agent or other person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Company or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

                  (q) Insurance. The amount and types of insurance carried by the



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Company  and  the  Subsidiary,   and  the  terms  and  conditions  thereof,  are
substantially similar to the coverage maintained by companies in the same or similar business as the Company and the Subsidiary and similarly situated.

                  (r) Survival of Representations. All representations made by the Company in or under this Agreement shall be true and accurate as of the First Closing and shall survive the First Closing for a period of two (2) years thereafter (except for those changes contemplated in and provided for by this Agreement).

         4. Conditions to Obligations of the Purchasers at the Closings.

                  (a) First Closing. The obligation of each Purchaser purchasing Shares at the First Closing to purchase such Shares shall be subject to the fulfillment on or prior to the First Closing Date of the following conditions, any of which may be waived by such Purchaser:

                           (i) Certificates. The Company shall have delivered to
each such Purchaser a duly executed certificate representing the Shares and the Warrants issuable to such Purchaser.

                           (ii)  Representations and Warranties;  Performance of
Obligations. The representations and warranties of the Company set forth in this Agreement shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the First Closing Date.

                           (iii)  Consents and Waivers.  The Company  shall have
made  all  filings  and  obtained  any  and  all  consents  (including,  without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                           (iv) No Litigation or Legislation.  No statute, rule,
regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement, or restricts or impairs the ability of the Purchasers to own an equity interest in the Company.

                           (v)  Compliance  Certificate.  The Company shall have
delivered to the Purchasers a certificate, executed by the Chief Executive Officer of the Company, dated as of the First Closing Date, certifying to the fulfillment of the conditions set forth in Sections 4(a)(ii), (iii), (iv), (v) and (vi) and such other matters as the Purchasers shall reasonably request.

                           (vi) Registration Rights Agreement. The Company shall
have executed and delivered a Registration Rights Agreement with such Purchasers in form and substance attached hereto as Exhibit B and incorporated herein by reference.



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                  (b)  Second   Closing.   The   obligation  of  each  Purchaser
purchasing Shares at the Second Closing to purchase such Shares shall be subject to the fulfillment on or prior to the Second Closing Date of the following conditions, any of which may be waived by such Purchaser:

                           (i) Certificates. The Company shall have delivered to
each such Purchaser a duly executed certificate representing the Shares and the Warrants issuable to such Purchaser.

                           (ii)  Representations and Warranties;  Performance of
Obligations. The representations and warranties of the Company set forth in this Agreement shall be true and correct when made. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement on or prior to the Second Closing Date.

                           (iii)  Consents and Waivers.  The Company  shall have
made  all  filings  and  obtained  any  and  all  consents  (including,  without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

                           (iv) No Litigation or Legislation.  No statute, rule,
regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement, or restricts or impairs the ability of the Purchasers to own an equity interest in the Company.

                           (v)  Compliance  Certificate.  The Company shall have
delivered to each such Purchaser a certificate, executed by the Chief Executive Officer of the Company, dated as of the Second Closing Date, certifying to the fulfillment of the conditions set forth in Sections 7(b)(ii),(iii), (iv), (v) and (vi) and such other matters as the Purchasers shall reasonably request.

                           (vi) Registration Rights Agreement. The Company shall
have executed and delivered the Registration Rights Agreement with such Purchasers.

         5. Conditions to Obligation of the Company at the Closings.

                  (a) First Closing. The obligation of the Company to sell and issue the Shares and the Warrants to the Purchasers at the First Closing shall be subject to the fulfillment on or prior to the First Closing Date of the following conditions, any of which may be waived by the Company:

                           (i) Purchase  Price.  Each such Purchaser  shall have
delivered the purchase price for the Shares to be purchased by such Purchaser hereunder.

                           (ii)    Representations    and    Warranties.     The
representations and warranties made by such Purchasers in this Agreement shall be true and correct when made, and shall be true and correct on the First Closing Date with the same force and effect as if they had been made on and as of said date.

                           (iii) No Litigation or Legislation. No Federal, State
or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits, restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or the other agreements referred to herein, or restricts or impairs the ability of any Purchaser to own an equity interest in the Company.

                  (b) Second Closing. The obligation of the Company to sell and issue the Shares and the Warrants to each Purchaser at the Second Closing shall be subject to the fulfillment on or prior to the Second Closing Date of the following conditions, any of which may be waived by the Company:

                           (i) Purchase  Price.  Each such Purchaser  shall have
delivered the purchase price for the Shares to be purchased by such Purchaser hereunder.

                           (ii)    Representations    and    Warranties.     The
representations and warranties made by such Purchasers in this Agreement shall be true and correct when made, and shall be true and correct on the Second Closing Date with the same force and effect as if they had been made on and as of said date.

                           (iii) No Litigation or Legislation. No Federal, State
or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits, restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or the other agreements referred to herein, or restricts or impairs the ability of any Purchaser to own an equity interest in the Company.

         6. Miscellaneous.

                  (a) Remedies. Any person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

                  (b) Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement and any exhibit attached hereto may be amended and the Company take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding Shares. No course of dealing between the Company and any Purchaser or any delay in exercising any rights hereunder or under the Corporation's Articles of Incorporation will operate as a waiver of any rights of any such Purchaser.

                  (c) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  (d) Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  (e) Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

                  (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (g) Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to each Purchaser at the address specified on
Schedule I hereto or to such other address as such Purchaser may in writing designate, or (b) if to the Company, addressed to the Company at the address set forth below or to such other address as the Company may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice or words of similar effect shall mean the date) five
(5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

                                               If to Purchasers:
                                               To the Addresses set forth on the
                                               Signature Pages

                                               If to the Corporation
                                               Valuestar Corporation
                                               Attn: Jim Stein
                                               360 - 22nd Street, Suite 210
                                               Oakland, CA  94612
                                               FAX: (510) 808-1400

                                               With a Copy to:
                                               Bay Venture Counsel, LLP
                                               Attn: Donald C. Reinke, Esq.
                                               1999 Harrison Street, Suite 1300
                                               Oakland, CA 94612
                                               FAX: (510) 834-7440


                  (h) Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California as if by and between California residents.

                  (i) Schedules and Exhibits. All schedules and exhibits are an integral part of this Agreement.

                  (j) Litigation Costs. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  (k) Final Agreement. This Agreement and the exhibits and schedules attached hereto constitute the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

                  (l) Confidentiality. Each Purchaser agrees to keep confidential any information delivered by the Company or Subsidiary to such Purchaser under this Agreement that the Company or Subsidiary clearly indicates in writing to be confidential information; provided, however, that nothing in this Section 6(l) will prevent such Purchaser from disclosing such information
(a) to any affiliate of such Purchaser or any actual or potential purchaser, participant, assignee, or transferee of such Purchaser's rights or obligations hereunder that agrees to be bound by the terms of this Section 6(l), (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Purchaser, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an affiliate of any such party without breach by such Person of a confidentiality obligation known to such Purchaser, (f) if necessary and only to the extent necessary for the exercise of any remedy under this Agreement, or (g) to the certified public accountants for such Purchaser. The Company agrees that such Purchaser will be presumed to have met its obligations under this Section 6(l) to the extent that it exercises the same degree of care with respect to information provided by the Corporation or Subsidiary as it exercises with respect to its own information of similar character.

                  (m) Public Disclosure. Except as may be required to comply with applicable law, no Purchaser shall make or cause to be made any press release or similar public announcement

                        (SIGNATURES FOLLOW ON NEXT PAGE)

        Signature Page to Securities Purchase Agreement between ValueStar
                    Corporation and the Undersigned Purchaser

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the respective Closing dates.

VALUESTAR CORPORATION

By: /s/ JAMES STEIN
        (Signature)

James Stein, President and CEO
Print Name and Title

       Signature Page to Securities Purchase Agreement between ValueStar
                   Corporation and the Undersigned Purchaser

 (Individual Pages Differ as to Holder's Name, Personal Information and Amount
                                 of Investment)


PURCHASER


By: ___________________________________
        (Signature)


_______________________________________
Print Name and Title

ADDRESS


_______________________________________

_______________________________________

_______________________________________

_______________________________________


TELEPHONE AND FAX NUMBERS

TEL: __________________________________

FAX: __________________________________


AGGREGATE INVESTMENT AMOUNT

$ _____________________________________